Exhibit 99.1
Contact Info:    Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces Third Quarter Financial Results

LOWELL, MA, October 20, 2022 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (NASDAQ: EBTC), parent of Enterprise Bank, announced net income for the three months ended September 30, 2022, of $12.0 million, or $0.98 per diluted common share, compared to $9.8 million, or $0.81 per diluted common share, for the three months ended September 30, 2021.

Chief Executive Officer Jack Clancy commented, "Our third quarter operating results were very positive, highlighted by strong growth in net interest income during the period resulting primarily from strong loan and deposit growth of 15% (excluding PPP loans, non-GAAP) and 4%, respectively, over the last twelve months and from higher interest rates."

Executive Chairman & Founder George Duncan commented, "Other significant items during the third quarter were the dividend declaration of $0.205 per share on October 18th, an increase of 11% over the prior year period, and the Company's recognition at the Boston Business Journal's Corporate Citizenship Summit on September 8, 2022. We ranked 2nd for the highest average hours of community service and 43rd among the largest corporate donors in Massachusetts. I am personally very proud of this team accomplishment. Our commitment to the communities we serve in Massachusetts and New Hampshire is entrenched in our culture and reflects our deep sense of purpose as a genuine community bank. It is one of our key operating principles and strategies, along with our dedication to diversity, equity and inclusion, contiguous organic expansion into strong commercial markets, ongoing investment in our team members, and continuous strengthening of our digital security and capabilities."

Net Income
Net income for the three months ended September 30, 2022, amounted to $12.0 million, an increase of $2.1 million, or 22%, compared to the prior year period.
•The increase in net income was due primarily to increases in net interest income of $3.9 million and non-interest income of $1.4 million, partially offset by increases in the provision for credit losses of $972 thousand and non-interest expense of $1.8 million.
•Non-interest income for the prior year quarter was impacted by a loss of $1.8 million on the termination of swaps. Excluding this charge, non-interest income decreased $402 thousand compared to the prior year quarter.
•For the three months ended September 30, 2022, the effective tax rate was 24.1%, compared to 25.3% for the three months ended September 30, 2021. Tax expense for the three months ended September 30, 2022, benefited from a lower effective tax rate compared to the prior year period due to increases in tax-exempt income and lower-taxed income at the Bank's security corporation subsidiaries.

Net Interest Income
Net interest income for the three months ended September 30, 2022, amounted to $39.8 million, an increase of $3.9 million, or 11%, compared to the three months ended September 30, 2021.
•The increase in net interest income was due largely to increases in loan income, excluding Paycheck Protections Program ("PPP") income (non-GAAP), of $6.3 million, investment security income of $835 thousand, and other interest-earning asset income of $1.8 million, partially offset by a decrease in PPP income of $4.5 million and an increase in deposit interest expense of $598 thousand.
•PPP income amounted to $437 thousand for the three months ended September 30, 2022, compared to $4.9 million for the three months ended September 30, 2021. PPP loans outstanding amounted to $2.7 million at September 30, 2022, compared to $148.2 million at September 30, 2021, due to the continued forgiveness of PPP loans by the Small Business Administration (the "SBA") during the period.

Net Interest Margin
Tax-equivalent net interest margin ("net interest margin") was 3.61% for the three months ended September 30, 2022, compared to 3.45% and 3.39% for the three months ended June 30, 2022 and September 30, 2021, respectively.
Key items impacting net interest margin for the three months ended September 30, 2022, compared to the prior year period, included:
•Average interest-earning deposits with banks decreased $302.9 million, or 45%, while the yield increased 202 basis points. The decrease in average balance resulted primarily from the funding of growth in the Company's higher yielding investment and core loan portfolios, partially offset by funds received from the forgiveness of PPP loans by the SBA. The increase in yield reflected higher market interest rates during the first nine months of 2022.
•Average investment securities increased $274.2 million, or 40%, while the tax-equivalent yield decreased 35 basis points. The changes in average balance and yield resulted from investment security purchases in the second half of 2021 when market interest rates were lower than the current period.
•Average loans increased $193.7 million, or 7%, while the tax-equivalent yield decreased 4 basis points, due primarily to the decrease in PPP income.
◦Average PPP loans outstanding decreased $216.5 million, or 97%, due to the continued forgiveness of PPP loans by the SBA during the period.
◦Average core loans (non-GAAP) increased $410.2 million, or 15%, and the yield increased 25 basis points. Core loan yields have benefited primarily from increases in the prime lending rate of 300 basis points between March and September of 2022.
•Average total deposits increased $153.9 million, or 4%, and the yield increased 5 basis points.
•Adjusted net interest margin (non-GAAP), amounted to 3.71% and 3.68%, respectively.
•Adjusted net interest margin (non-GAAP) for the three months ended June 30, 2022, as disclosed in the prior quarter earnings release, amounted to 3.55%.

Provision for Credit Losses
The provision for credit losses for the three months ended September 30, 2022, amounted to $1.0 million, compared to $28 thousand for the three months ended September 30, 2021.
•The provision for the three months ended September 30, 2022, consisted of $560 thousand for loans outstanding and $440 thousand for reserves on unfunded commitments (included in other liabilities).
•The majority of the provision for credit losses during the third quarter of 2022 related to growth in the Company's loan portfolio and in off-balance sheet commitments related primarily to commercial construction lending.

Non-Interest Income
Non-interest income for the three months ended September 30, 2022, amounted to $4.5 million, an increase of $1.4 million, or 47%, compared to the three months ended September 30, 2021.
•Non-interest income in the prior year period included a loss on termination of swaps of $1.8 million. Excluding this item, non-interest income decreased $402 thousand, or 8%, resulting primarily from decreases in wealth management fees of $142 thousand, gains on sales of loans of $169 thousand, losses on equity securities of $199 thousand, and other income of $176 thousand, partially offset by an increase in deposit and interchange fees of $232 thousand.

Non-Interest Expense
Non-interest expense for the three months ended September 30, 2022, amounted to $27.5 million, an increase of $1.8 million, or 7%, compared to the three months ended September 30, 2021.
•The increase in non-interest expense over the respective periods resulted primarily from increases in salaries and employee benefits of $1.7 million and other operating expenses of $275 thousand, partially offset by a decrease in occupancy and equipment expenses of $268 thousand.

Credit Quality
The allowance for credit losses ("ACL") for loans amounted to $51.2 million, or 1.65% of total loans, at September 30, 2022, compared to $47.7 million, or 1.63% of total loans, at December 31, 2021. The reserve for unfunded commitments (included in other liabilities) amounted to $4.1 million at September 30, 2022, compared to $3.7 million at December 31, 2021. The Company continues to closely monitor credit quality as concerns regarding forecasted economic conditions worsen due to the rising interest rate environment and persistent high inflation levels in our market areas and the United States.

Net charge-offs for the three months ended September 30, 2022, amounted to $52 thousand, compared to $2.1 million for the three months ended September 30, 2021. Net charge-offs for the three months ended September 30, 2021, related primarily to two individually evaluated commercial loans, which were fully reserved for prior to 2021.

Non-performing assets amounted to $5.7 million, or 0.13% of total assets, at September 30, 2022, compared to $26.5 million, or 0.60% of total assets, at December 31, 2021. The decrease in non-performing assets was due primarily to two commercial relationships, amounting to $17.9 million, which were upgraded and restored to accrual status during the second quarter of 2022, due to improved financial strength and consistent payment history.

Balance Sheet
Total assets amounted to $4.53 billion at September 30, 2022, compared to $4.45 billion at December 31, 2021, an increase of $82.0 million, or 2%.

Total interest-earning deposits with banks amounted to $368.3 million at September 30, 2022, compared to $403.0 million at December 31, 2021, a decrease of $34.7 million, or 9%.

Total investment securities at fair value amounted to $831.0 million at September 30, 2022, compared to $958.2 million at December 31, 2021, a decrease of $127.2 million, or 13%. The change resulted primarily from a decline in the fair value of the Company's debt securities portfolio of $129.6 million during the period. Management has concluded that the unrealized losses resulted from significant increases in market interest rates during the first nine months of 2022 and that no allowance for credit losses was considered necessary as of September 30, 2022.

Total loans amounted to $3.11 billion at September 30, 2022, compared to $2.92 billion at December 31, 2021, an increase of $188.7 million, or 6%.
•Core loans (non-GAAP) increased $257.5 million, or 9%, over the respective periods. Included in the loan growth for the period was $64.7 million in retained residential mortgages.
Customer deposits amounted to $4.14 billion at September 30, 2022, compared to $3.98 billion at December 31, 2021, an increase of $157.8 million, or 4%.

Shareholders' Equity & Regulatory Capital
Total shareholders' equity amounted to $272.2 million at September 30, 2022, compared to $346.9 million at December 31, 2021, a decrease of $74.7 million, or 22%. The change was attributable primarily to a decrease in accumulated other comprehensive income ("AOCI") of $100.3 million since December 31, 2021, partially offset by an increase in retained earnings of $23.0 million over the same period. The change in AOCI resulted from a decrease in the fair value of debt securities, which is attributed to the significant increase in market interest rates during the period. The Company classifies all debt securities as available-for-sale and anticipates they will mature or be called at par value.

The Company's reported book value per common share and return on average shareholders' equity ratios were impacted by the change in AOCI as follows:
•Book value per common share was $22.44 at September 30, 2022, compared to $28.82 at December 31, 2021, a decrease of 22%. Excluding AOCI (non-GAAP), book value per common share was $30.33 at September 30, 2022 and $28.43 at December 31, 2021, an increase of 7%.
•Return on average shareholders' equity was 16.47% and 12.56% for the quarters ended September 30, 2022, and December 31, 2021, respectively. Return on average shareholders' equity, excluding AOCI (non-GAAP), was 12.95% and 12.69% for the quarters ended September 30, 2022, and December 31, 2021, respectively.

Total Capital and Tier 1 Capital to risk weighted assets, of which AOCI is not of component, amounted to 13.49% and 10.52%, respectively, at September 30, 2022 compared to 13.73% and 10.62%, respectively, at December 31, 2021. The decrease in each ratio was due primarily to strong core loan growth (non-GAAP) over the respective periods, which require higher capital reserves than interest-earning deposits with banks.

Tier 1 Capital to average assets, of which AOCI is not a component, amounted to 7.89% at September 30, 2022, compared to 7.56% at December 31, 2021. The increase was driven primarily by the increase in retained earnings noted above, partially offset by an increase in average assets.

Wealth Management
Wealth assets under management and wealth assets under administration, which are not carried as assets on the Company's consolidated balance sheets, amounted to $835.7 million and $186.0 million, respectively, at September 30, 2022, representing decreases of $205.7 million, or 20%, and $71.9 million, or 28%, respectively, compared to December 31, 2021. The decreases in wealth assets under management and wealth assets under administration were attributable primarily to declines in market values during the nine months ended September 30, 2022.

Non-GAAP Measures
Throughout this press release, certain measures have been adjusted to provide what management believes are more meaningful comparisons between periods. The items principally impacted and reported as non-GAAP were loans (PPP loans), liquidity (interest-earning deposits with banks), shareholders' equity (AOCI), and any related measures presented. We refer to any measure that excludes PPP loans as "core" and any measure that excludes PPP loans and interest-earning deposits with banks as "adjusted." The activity which resulted in the Company's use of non-GAAP measures consisted of: (1) the Company's origination of over $715 million in short-term PPP loans between April 2020 and May 2021; (2) forgiveness of PPP loans by the SBA which began in November 2020 and continued through the current period, and approximately 99.6% of the principal balance of PPP loans originated by the Company has been forgiven by the SBA through September 30, 2022; (3) liquidity, carried as lower-yielding interest-earning deposits with banks, had increased significantly following the trends in customer deposits and PPP loan forgiveness by the SBA over the past two years; and (4) the significant increase in market interest rates during the first nine months of 2022 has resulted in unrealized losses in the Company's available-for-sale debt securities portfolio at September 30, 2022 of $123.7 million and an accumulated other comprehensive loss, included in shareholder's equity, of $95.7 million. The tables beginning on page 12 of this press release provide a reconciliation of the non-GAAP measures to the information presented under U.S. generally accepted accounting principles ("GAAP").

About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 132 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, electronic and digital banking options, as well as wealth management, and trust services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell,

Massachusetts. The Company's primary market area is the Northern Middlesex, Northern Essex, and Northern Worcester counties of Massachusetts and the Southern Hillsborough and Southern Rockingham counties in New Hampshire. Enterprise Bank has 27 full-service branches located in the Massachusetts communities of Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Lexington, Lowell (2), Methuen, North Andover, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Londonderry, Nashua (2), Pelham, Salem and Windham.

Forward-Looking Statements
This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, the impact of the ongoing COVID-19 pandemic and any current or future variants thereof, changes in market interest rates, the persistence of the current inflationary environment in our market areas and the United States, the uncertain impacts of quantitative tightening and current and future monetary policies of the Federal Reserve, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, changes in tax laws, and current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic and any current or future variants thereof. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except per share data)	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents:
Cash and due from banks	$45,345	$33,572
Interest-earning deposits with banks	368,343	403,004
Total cash and cash equivalents	413,688	436,576
Investments:
Debt securities at fair value (amortized cost of $950,881 and $950,523, respectively)	827,215	956,430
Equity securities at fair value	3,815	1,785
Total investment securities at fair value	831,030	958,215
Federal Home Loan Bank ("FHLB") stock	2,343	2,164
Loans:
Total loans	3,109,369	2,920,684
Allowance for credit losses	(51,211)	(47,704)
Net loans	3,058,158	2,872,980
Premises and equipment, net	44,141	44,689
Lease right-of-use asset	24,559	24,295
Accrued interest receivable	15,746	13,354
Deferred income taxes, net	51,692	19,644
Bank-owned life insurance	63,847	62,954
Prepaid income taxes	1,205	279
Prepaid expenses and other assets	17,755	7,013
Goodwill	5,656	5,656
Total assets	$4,529,820	$4,447,819
Liabilities and Shareholders' Equity
Liabilities
Deposits	$4,138,038	$3,980,239
Borrowed funds	2,934	5,479
Subordinated debt	59,102	58,979
Lease liability	24,020	23,627
Accrued expenses and other liabilities	32,700	31,063
Accrued interest payable	833	1,537
Total liabilities	4,257,627	4,100,924
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 12,127,453 and 12,038,382 shares issued and outstanding, respectively	121	120
Additional paid-in capital	103,007	100,352
Retained earnings	264,738	241,761
Accumulated other comprehensive (loss) income	(95,673)	4,662
Total shareholders' equity	272,193	346,895
Total liabilities and shareholders' equity	$4,529,820	$4,447,819

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2022	2021	2022	2021
Interest and dividend income:
Loans and loans held for sale	$35,306	$33,420	$98,149	$100,730
Investment securities	4,728	3,893	14,097	10,715
Other interest-earning assets	2,068	262	2,642	471
Total interest and dividend income	42,102	37,575	114,888	111,916
Interest expense:
Deposits	1,460	862	2,731	3,295
Borrowed funds	13	17	39	43
Subordinated debt	850	817	2,485	2,677
Total interest expense	2,323	1,696	5,255	6,015
Net interest income	39,779	35,879	109,633	105,901
Provision for credit losses	1,000	28	3,939	747
Net interest income after provision for credit losses	38,779	35,851	105,694	105,154
Non-interest income:
Wealth management fees	1,626	1,768	4,965	5,018
Deposit and interchange fees	2,045	1,813	5,847	5,070
Income on bank-owned life insurance, net	303	250	893	518
Net gains on sales of debt securities	—	—	1,062	128
Net gains on sales of loans	8	177	30	795
Loss on termination of swaps	—	(1,847)	—	(1,847)
(Loss) gain on equity securities	(193)	6	(688)	154
Other income	736	912	2,143	2,294
Total non-interest income	4,525	3,079	14,252	12,130
Non-interest expense:
Salaries and employee benefits	18,915	17,224	53,450	49,377
Occupancy and equipment expenses	2,203	2,471	6,982	7,268
Technology and telecommunications expenses	2,599	2,583	8,154	7,877
Advertising and public relations expenses	510	435	1,737	1,602
Audit, legal and other professional fees	693	558	2,078	1,702
Deposit insurance premiums	391	593	1,313	1,327
Supplies and postage expenses	219	200	663	605
Loss on extinguishment of subordinated debt	—	—	—	713
Other operating expenses	2,007	1,705	5,770	5,138
Total non-interest expense	27,537	25,769	80,147	75,609
Income before income taxes	15,767	13,161	39,799	41,675
Provision for income taxes	3,805	3,329	9,389	10,352
Net income	$11,962	$9,832	$30,410	$31,323

Basic earnings per common share	$0.99	$0.82	$2.51	$2.61
Diluted earnings per common share	$0.98	$0.81	$2.50	$2.60

Basic weighted average common shares outstanding	12,119,348	12,022,610	12,094,613	11,997,199
Diluted weighted average common shares outstanding	12,156,695	12,065,100	12,143,468	12,038,561

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the three months ended
(Dollars in thousands, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Balance Sheet Data
Total cash and cash equivalents	$413,688	$306,460	$429,687	$436,576	$644,377
Total investment securities at fair value	831,030	866,580	910,013	958,215	819,222
Total loans	3,109,369	3,084,915	2,962,721	2,920,684	2,848,110
Allowance for credit losses	(51,211)	(50,703)	(48,424)	(47,704)	(47,262)
Total assets	4,529,820	4,417,447	4,454,474	4,447,819	4,451,432
Total deposits	4,138,038	4,016,814	4,034,500	3,980,239	3,970,936
Subordinated debt	59,102	59,039	59,009	58,979	58,949
Total shareholders' equity	272,193	285,110	310,539	346,895	346,540
Total liabilities and shareholders' equity	4,529,820	4,417,447	4,454,474	4,447,819	4,451,432

Wealth Management
Wealth assets under management	$835,661	$849,536	$961,491	$1,041,409	$966,180
Wealth assets under administration	$185,977	$205,646	$243,247	$257,867	$235,002

Shareholders' Equity Ratios
Book value per common share	$22.44	$23.53	$25.66	$28.82	$28.81
Dividends paid per common share	$0.205	$0.205	$0.205	$0.185	$0.185

Regulatory Capital Ratios
Total capital to risk weighted assets	13.49%	13.38%	13.72%	13.73%	14.16%
Tier 1 capital to risk weighted assets(1)	10.52%	10.38%	10.65%	10.62%	10.94%
Tier 1 capital to average assets	7.89%	8.03%	7.83%	7.56%	7.42%

Credit Quality Data
Non-performing loans	$5,717	$6,321	$25,173	$26,522	$27,835
Other real estate owned	—	—	—	—	2,400
Non-performing assets	$5,717	$6,321	$25,173	$26,522	$30,235
Non-performing loans to total loans	0.18%	0.20%	0.85%	0.91%	0.98%
Non-performing assets to total assets	0.13%	0.14%	0.57%	0.60%	0.68%
ACL for loans to total loans	1.65%	1.64%	1.63%	1.63%	1.66%
ACL for loans to total core loans (non-GAAP)(2)	1.65%	1.65%	1.65%	1.67%	1.75%

Income Statement Data
Net interest income	$39,779	$35,821	$34,033	$35,655	$35,879
Provision for credit losses	1,000	2,409	530	1,023	28
Total non-interest income	4,525	4,132	5,595	5,977	3,079
Total non-interest expense	27,537	26,853	25,757	26,526	25,769
Income before income taxes	15,767	10,691	13,341	14,083	13,161
Provision for income taxes	3,805	2,530	3,054	3,235	3,329
Net income	$11,962	$8,161	$10,287	$10,848	$9,832

Income Statement Ratios
Diluted earnings per common share	$0.98	$0.67	$0.85	$0.90	$0.81
Return on average total assets	1.05%	0.76%	0.95%	0.97%	0.88%
Return on average shareholders' equity	16.47%	11.24%	12.56%	12.56%	11.30%
Net interest margin (tax-equivalent)(3)	3.61%	3.45%	3.28%	3.34%	3.39%
(1)Ratio also represents common equity tier 1 capital to risk weighted assets as of the periods presented.
(2)See non-GAAP measures table below for PPP-adjusted balances referred to as core.
(3)Tax-equivalent net interest margin is net interest income adjusted for the tax-equivalent effect associated with tax-exempt loan and investment income, expressed as a percentage of average interest-earning assets.

ENTERPRISE BANCORP, INC.
Consolidated Loan and Deposit Data
(unaudited)

Major classifications of loans at the dates indicated were as follows:

(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Commercial real estate	$1,886,365	$1,865,198	$1,779,691	$1,680,792	$1,556,240
Commercial and industrial	413,347	422,006	408,341	412,070	401,718
Commercial construction	396,027	385,752	375,709	410,443	412,332
SBA PPP	2,725	15,288	32,153	71,502	148,240
Total commercial loans	2,698,464	2,688,244	2,595,894	2,574,807	2,518,530

Residential mortgages	321,663	307,131	280,507	256,940	239,960
Home equity loans and lines	80,882	81,648	78,557	80,467	81,217
Consumer	8,360	7,892	7,763	8,470	8,403
Total retail loans	410,905	396,671	366,827	345,877	329,580
Total loans	3,109,369	3,084,915	2,962,721	2,920,684	2,848,110

ACL for loans	(51,211)	(50,703)	(48,424)	(47,704)	(47,262)
Net loans	$3,058,158	$3,034,212	$2,914,297	$2,872,980	$2,800,848

Deposits are summarized as follows as of the periods indicated:

(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Non-interest checking	$1,441,104	$1,457,220	$1,444,047	$1,364,258	$1,404,353
Interest-bearing checking	719,474	712,898	718,107	743,587	713,991
Savings	351,665	334,728	334,923	310,244	294,143
Money market	1,395,756	1,293,453	1,337,670	1,355,701	1,344,116
CDs $250,000 or less	163,520	144,084	149,309	154,403	160,810
CDs greater than $250,000	66,519	74,431	50,444	52,046	53,523
Deposits	$4,138,038	$4,016,814	$4,034,500	$3,980,239	$3,970,936

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the three months ended September 30, 2022 and 2021:

	Three months ended September 30, 2022			Three months ended September 30, 2021
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Loans and loans held for sale(2) (tax-equivalent)	$3,085,896	$35,422	4.56%	$2,892,192	$33,540	4.60%
Investment securities(3) (tax-equivalent)	954,385	4,959	2.08%	680,164	4,125	2.43%
Other interest-earning assets(4)	375,213	2,068	2.19%	677,910	262	0.15%
Total interest-earnings assets (tax-equivalent)	4,415,494	42,449	3.82%	4,250,266	37,927	3.54%
Other assets	101,096			181,826
Total assets	$4,516,590			$4,432,092

Liabilities and stockholders' equity:
Interest checking, savings and money market	$2,444,705	1,045	0.17%	$2,327,826	351	0.06%
CDs	221,827	415	0.74%	219,375	359	0.65%
Brokered deposits	—	—	—%	33,424	152	1.80%
Borrowed funds	2,940	13	1.77%	8,606	17	0.80%
Subordinated debt(5)	59,052	850	5.76%	58,931	817	5.55%
Total interest-bearing funding	2,728,524	2,323	0.34%	2,648,162	1,696	0.26%
Non-interest checking	1,449,909	—	—%	1,381,939	—	—%
Total deposits, borrowed funds and subordinated debt	4,178,433	2,323	0.22%	4,030,101	1,696	0.17%
Other liabilities	50,034			56,746
Total liabilities	4,228,467			4,086,847
Stockholders' equity	288,122			345,245
Total liabilities and stockholders' equity	$4,516,589			$4,432,092

Net interest-rate spread (tax-equivalent)			3.48%			3.28%
Net interest income (tax-equivalent)		40,126			36,231
Net interest margin (tax-equivalent)			3.61%			3.39%
Less tax-equivalent adjustment		347			352
Net interest income		$39,779			$35,879
Net interest margin			3.58%			3.35%
(1)Average yields and interest income are presented on a tax-equivalent basis, calculated using a U.S. federal income tax rate of 21% in both 2022 and 2021, based on tax-equivalent adjustments associated with tax-exempt loans and investments interest income.
(2)Average loans and loans held for sale include non-accrual loans and are net of average deferred loan fees.
(3)Average investments are presented at average amortized cost.
(4)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and FHLB stock.
(5)The subordinated debt is net of average deferred debt issuance costs.

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the nine months ended September 30, 2022 and 2021:

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Loans and loans held for sale(2) (tax-equivalent)	$3,006,403	$98,486	4.38%	$3,002,404	$101,102	4.50%
Investment securities(3) (tax-equivalent)	956,921	14,792	2.06%	615,858	11,412	2.47%
Other interest-earning assets(4)	324,292	2,642	1.09%	490,266	471	0.13%
Total interest-earnings assets (tax-equivalent)	4,287,616	115,920	3.61%	4,108,528	112,985	3.68%
Other assets	123,364			165,991
Total assets	$4,410,980			$4,274,519

Liabilities and stockholders' equity:
Interest checking, savings and money market	$2,371,033	1,880	0.11%	$2,221,068	1,203	0.07%
CDs	207,835	851	0.55%	229,793	1,428	0.83%
Brokered deposits	—	—	—%	60,989	664	1.46%
Borrowed funds	3,383	39	1.55%	7,742	43	0.75%
Subordinated debt(5)	59,022	2,485	5.61%	63,754	2,677	5.60%
Total interest-bearing funding	2,641,273	5,255	0.27%	2,583,346	6,015	0.31%
Non-interest checking	1,416,050	—	—%	1,306,485	—	—%
Total deposits, borrowed funds and subordinated debt	4,057,323	5,255	0.17%	3,889,831	6,015	0.21%
Other liabilities	50,045			48,834
Total liabilities	4,107,368			3,938,665
Stockholders' equity	303,612			335,854
Total liabilities and stockholders' equity	$4,410,980			$4,274,519

Net interest-rate spread (tax-equivalent)			3.34%			3.37%
Net interest income (tax-equivalent)		110,665			106,970
Net interest margin (tax-equivalent)			3.45%			3.48%
Less tax-equivalent adjustment		1,032			1,069
Net interest income		$109,633			$105,901
Net interest margin			3.42%			3.44%
(1)Average yields and interest income are presented on a tax-equivalent basis, calculated using a U.S. federal income tax rate of 21% in both 2022 and 2021, based on tax-equivalent adjustments associated with tax-exempt loans and investments interest income.
(2)Average loans and loans held for sale include non-accrual loans and are net of average deferred loan fees.
(3)Average investments are presented at average amortized cost.
(4)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and FHLB stock.
(5)The subordinated debt is net of average deferred debt issuance costs.

ENTERPRISE BANCORP, INC.
Non-GAAP Financial Measures and Reconciliations
(unaudited)

NON-GAAP MEASURES
The accompanying unaudited consolidated interim financial statements have been prepared in accordance with GAAP. However, certain financial measures we present are supplemental measures that are not required by or are not presented in accordance with GAAP. These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. In addition, the non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies; therefore, these measures may not be comparable to other similarly titled measures as presented by other companies.

The following tables summarize the reconciliation of GAAP to non-GAAP measures related to the impact of PPP loans on total loans and loan interest income:

(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total Core Loans
Total loans	$3,109,369	$3,084,915	$2,962,721	$2,920,684	$2,848,110
Adjustment: PPP loans	(2,725)	(15,288)	(32,153)	(71,502)	(148,240)
Total core loans (non-GAAP)	$3,106,644	$3,069,627	$2,930,568	$2,849,182	$2,699,870

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands)	2022	2021	2022	2021
Loan Income Excluding PPP Income
Loan income	$35,306	$33,420	$98,149	$100,730
Adjustment: PPP income	(437)	(4,898)	(2,537)	(16,495)
Loan income excluding PPP income (non-GAAP)	$34,869	$28,522	$95,612	$84,235

Net Interest Income Excluding PPP Income
Net interest income	$39,779	$35,879	$109,633	$105,901
Adjustment: PPP income	(437)	(4,898)	(2,537)	(16,495)
Net interest income excluding PPP income (non-GAAP)	$39,342	$30,981	$107,096	$89,406

ENTERPRISE BANCORP, INC.
Non-GAAP Financial Measures and Reconciliations (continued)
(unaudited)
The following tables summarize the reconciliation of GAAP to non-GAAP measures related to the impact of PPP loans and interest-earning deposits with banks on net interest margin:

	Three months ended		Nine months ended
(Dollars in thousands)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Adjusted Average Interest-Earning Assets
Total average interest-earning assets	$4,415,494	$4,250,266	$4,287,616	$4,108,528
Adjustment: Average PPP loans, net	(7,161)	(223,611)	(26,543)	(361,924)
Adjustment: Average interest-earning deposits with banks	(372,871)	(675,746)	(322,045)	(488,181)
Total adjusted average interest-earning assets (non-GAAP)	$4,035,462	$3,350,909	$3,939,028	$3,258,423

Adjusted Net Interest Income
Net interest income (tax-equivalent)	$40,126	$36,231	$110,665	$106,970
Adjustment: PPP income	(437)	(4,898)	(2,537)	(16,495)
Adjustment: Interest on interest-earning deposits with banks	(2,037)	(254)	(2,588)	(458)
Adjusted net interest income (tax-equivalent) (non-GAAP)	$37,652	$31,079	$105,540	$90,017

Adjusted Net Interest Margin
Net interest margin (tax-equivalent)	3.61%	3.39%	3.45%	3.48%
Adjustment: PPP effect(1)	(0.03)%	(0.30)%	(0.06)%	(0.25)%
Adjustment: Interest-earning deposits with banks effect(2)	0.13%	0.59%	0.19%	0.46%
Adjusted net interest margin (tax-equivalent) (non-GAAP)	3.71%	3.68%	3.58%	3.69%
(1)PPP loan adjustments include an elimination of average PPP loans, net of deferred SBA fees, as well as interest income on PPP loans and related SBA fee accretion, included in net interest income.
(2)Interest-earning deposit adjustments include an elimination of average interest-earning deposits with banks, as well as interest income on interest-earning deposits with banks, included in net interest income.

The following tables summarize the reconciliation of GAAP to non-GAAP measures related to the impact of AOCI on the Company's reported book value per common share and return on average shareholders' equity:

	At or for the three months ended
(Dollars in thousands, except per share data)	September 30, 2022	December 31, 2021
Shareholders' Equity
Total shareholders' equity (as reported)	$272,193	$346,895
Less: accumulated other comprehensive (loss) income	(95,673)	4,662
Shareholders' equity excluding AOCI (non-GAAP)	$367,866	$342,233

Book Value Per Common Share
Book value per common share (as reported)	$22.44	$28.82
Book value per common share excluding AOCI (non-GAAP)	$30.33	$28.43

Average Shareholders' Equity
Total average shareholders' equity (as reported)	$288,122	$342,635
Less: average accumulated other comprehensive (loss) income	(78,257)	3,585
Average shareholders' equity excluding AOCI (non-GAAP)	$366,379	$339,050

Return on Average Shareholders' Equity
Return on average shareholders' equity (as reported)	16.47%	12.56%
Return on average shareholders' equity excluding AOCI (non-GAAP)	12.95%	12.69%